UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   November 25, 2008

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure.

The information furnished in this Current Report on Form 8-K provides supplemental information regarding the results of CBRL Group, Inc. (the “Company”) for the three months ended October 31, 2008 as well as the Company’s outlook for its 2009 fiscal year and should be read in conjunction with Company’s press release furnished as Exhibit 99.1 (the “Press Release”) to the Company’s Current Report on Form 8-K dated and filed with the Commission on November 24, 2008, which is incorporated herein by this reference.

During a conference call and web cast on November 24, 2008 the Company disclosed its compliance with the financial covenants set forth in the credit agreement dated as of April 27, 2006 among the Company, the Subsidiary Guarantors named therein, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent and Collateral Agent (the “Credit Agreement”), filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q the quarterly period ended April 28, 2006.  During the conference call, the Company disclosed that as of the end of its first quarter ended October 31, 2008 it was in compliance with the Credit Agreement’s Consolidated Total Leverage Ratio and Consolidated Interest Coverage Ratio.  See sections 1.01 and 5.04 of the Credit Agreement.

The information set forth below supplements the disclosure set forth in the Press Release and made during the conference call and provides the actual coverage ratios as calculated at October 31, 2008 compared with the amounts required by the Credit Agreement:

Consolidated Total Leverage Ratio at October 31, 2008	3.81
Maximum Consolidated Total Leverage Ratio per Credit Agreement	4.00

Consolidated Interest Coverage Ratio at October 31, 20083.94	3.94
Minimum Consolidated Interest Coverage Ratio per Credit Agreement3.50	3.50

The maximum Consolidated Total Leverage Ratio will be reduced to 3.75, and the minimum Consolidated Interest Coverage Ratio will be increased to 3.75, after May 1, 2009, but the Company expects to remain in compliance with its financial covenants for the remainder of the 2009 fiscal year.

In addition, the Company presently expects share-based compensation, net of excess tax benefits as presented in the Condensed Consolidated Cash Flow Statement appended to the Press Release to be in the range of $7.5 to $8.5 million for fiscal 2009.  Share-based compensation is a component of the Consolidated Total Leverage Ratio and the Consolidated Interest Coverage Ratio.  Certain other items necessary to calculate the company’s financial ratios such as capital lease obligations and guarantees will be disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2008, which the Company expects to file on or about December 10, 2008.

In addition, on November 25, 2008, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item announcing that its Board of Directors had declared a quarterly dividend of $0.20 per share payable on February 5, 2009 to shareholders of record on January 16, 2009.

Forward-Looking Statements

The information set forth above regarding the Company’s expectations for the remainder of its 2009 fiscal year and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance are based on assumptions the Company believes, as of the date hereof, are reasonable.  Inevitably, there will be differences between such estimates and actual results, and those differences may be material.  There can be no assurance that any estimates, projections, or forward-looking information will be realized.  All such estimates, projections, and forward-looking information speak only as of the date hereof.  The Company undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information as it is based on current expectations and general assumptions and is subject to various risks, uncertainties, and other factors, including those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2008 and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2008	CBRL GROUP, INC.

By:	/s/ N. B. Forrest Shoaf
Name:	N.B. Forrest Shoaf
Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.                                                                           Description

99.1	Press Release issued by CBRL Group, Inc. dated November 25, 2008 (furnished only)